                                                                    Exhibit 10.1

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

                  SIXTH AMENDMENT, dated as of December 23, 2003 (this "Amendment"), to the Credit Agreement referred to below among ATARI, INC., formerly known as INFOGRAMES, INC., a Delaware corporation ("Borrower"), the other parties signatory thereto as Credit Parties, the Lenders party thereto (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as a Lender, and as agent for the Lenders (in such capacity, "Agent").

                               W I T N E S S E T H

                  WHEREAS, Borrower and Agent are parties to that certain Credit Agreement, dated as of November 12, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Agent have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                  2. Amendment to Recitals to the Credit Agreement. As of the Amendment Effective Date, the Recitals to the Credit Agreement are hereby amended to delete the last "WHEREAS" clause in its entirety.

                  3. Amendment to Section 6.3(a) of the Credit Agreement. As of the Amendment Effective Date, Section 6.3(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(a)     No Credit Party shall create, incur, assume or permit
                  to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) Parent Subordinated Debt at any time, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the

                  Indebtedness being refinanced, amended or modified, (vi) Indebtedness specifically permitted under Section 6.17, (vii) Indebtedness consisting of intercompany loans, advances and payments (net of any repayments) made after the Closing Date by Interactive to Borrower, and (vii) Indebtedness consisting of intercompany loans, advances and payments (net of any repayments) made after the Closing Date by Paradigm to Borrower; provided that with respect to all intercompany loans and advances referred to in this Section 6.3(a): (A) the applicable Credit Party shall have executed and delivered to such other Credit Party, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time to one Credit Party by such other Credit Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement as collateral security for the Obligations; (B) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations pursuant to Section 11.18; (D) at the time any such intercompany loan or advance is made by Borrower and after giving effect thereto, Borrower shall be Solvent; (E) no Default or Event of Default has occurred and is continuing or would occur and be continuing as a result of and after giving effect to, any such proposed intercompany loan or advance."

                  4. Amendment to Section 8.1(n) of the Credit Agreement. As of the Amendment Effective Date, Section 8.1(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(n)     Any default or breach by Borrower occurs and is
                  continuing under the Distribution Agreement or the Distribution Agreement shall be terminated for any reason, or the Trademark License Agreement shall be terminated for any reason."

                  5.       Amendment to Annex A of the Credit Agreement.

                           (a)      As of the Amendment Effective Date, Annex A
of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

                  "`Guarantors' means each Person, if any, that executes a
                    guaranty or other similar agreement on or after the Sixth Amendment Effective Date in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                   `Intellectual Property Security Agreement' means the Amended and Restated Intellectual Property Agreement dated as of December 23, 2003, entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

                   `Pledge Agreement' means the Amended and Restated Pledge
                    Agreement dated as of December 23, 2003, executed by Borrower and each domestic Credit Party in favor of Agent, on behalf of itself and Lenders, pledging the Stock owned by such Pledgor of its respective Subsidiaries, if any, as provided therein, and all Intercompany Notes owing to or held by it.

                   `Security Agreement' means the Amended and Restated Security
                    Agreement dated as of December 23, 2003, entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto."

                           (b)      As of the Amendment Effective Date, Annex A
of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order to read as follows:

                    "`Sixth Amendment' shall mean the Sixth Amendment to the Credit Agreement dated as of December 23, 2003.

                    `Sixth Amendment Effective Date' shall mean December 23,
                    2003.

                    `Trademark License Agreement' shall mean that certain Trademark License Agreement dated September 4, 2003 among ATARI Interactive, Inc., Parent and Atari, Inc."

                  6. Amendment to Annex C of the Credit Agreement. As of the Amendment Effective Date, Annex C of the Credit Agreement is hereby amended by deleting the final sentence of paragraph (c) in its entirety, and amending and restating paragraph (k) in its entirety to read as follows:

                  "(k) The Credit Parties may maintain funds exclusively for the purposes of cash collateralizing certain letters of credit set forth on Disclosure Schedule 3.25 in those certain accounts with (i) JPMorgan Chase Bank numbered 777-104520 and 777-103117 (collectively, the "L/C Collateral Accounts") and such L/C Collateral Accounts are not required to be subject to a tri-party blocked account agreement as required by clause
                  (c) of this Annex C; provided that the amounts held in any such L/C Collateral Account shall not exceed the amount of the undrawn Letter(s) of Credit supported by such account."

                  7. Amendment to Annex E of the Credit Agreement. As of the Amendment Effective Date, Annex E of the Credit Agreement is hereby amended by amending and restating clauses (a), (b), and (d) in their entirety to read as follows:

                  "(a)     Monthly Financials. To Agent and Lenders, within 30
                  days after the end of each Fiscal Month, financial information regarding Borrower (including Reflections), certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP; and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each Financial Covenant that is tested on a monthly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP the financial position and results of operations of Borrower and each Guarantor, on a combined and combining basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. To Agent and Lenders, within 45 days after the end of each Fiscal Quarter, (i) consolidated and consolidating financial information regarding Borrower (including its Subsidiaries), and (ii) separately prepared financial information on a stand alone basis for GT Interactive Software Australia Pty Limited, a company organized under the laws of Australia, and consolidated financial information for GT Interactive Software (Europe) Limited, a company organized under the laws of the United Kingdom, GT Interactive Software France S.A.R.L., a company organized under the laws of the Republic of France and GT Interactive Software GmbH, a company organized under the laws of Germany, each certified by the Chief Financial Officer of Borrower, including (A) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (B) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with

                  GAAP or, in connection with GT Australia and consolidated statements for GT Germany, GT France and GT UK, substantially in accordance with GAAP and in accordance with past practices (subject to normal year-end and quarter-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

                  (d) Annual Audited Financials. To Agent and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Borrower (including its Subsidiaries) and unaudited Financial Statements for each other Guarantor on a combined and (unaudited) combining basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal

                  Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default."

                  8. Amendment to Annex G of the Credit Agreement. As of the Amendment Effective Date, Annex G of the Credit Agreement is amended by amending and restating clauses (b) and (c) in their entirety to read as follows:

                  "(b)     Minimum Fixed Charge Coverage Ratio. Borrower and
                  Guarantors (which shall include Interactive and Paradigm through and including September 30, 2003) shall have on a combined basis at the end of each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2003, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

                                                  Fixed Charge
Fiscal Quarter Ending                            Coverage Ratio
---------------------                            --------------
March 31, 2003                                      1.5:1.00
June 30, 2003                                       1.5:1.00
September 30, 2003                                  0.5:1.00
and for each Fiscal Quarter
thereafter                                          1.5:1.00

                   provided, however, that if (i) the Production Fund Closing occurs on or prior to August 22, 2003, or (ii) the Offering Transactions occur before September 30, 2003, there shall be no minimum Fixed Charge Coverage Ratio requirement for the Fiscal Quarter ending September 30, 2003, and provided, further, however, that there shall be no minimum Fixed Charge Coverage Ratio requirement for the Fiscal Quarter ending December 31, 2003.

                  (c) Minimum EBITDA. Borrower and Guarantors (which shall include Interactive and Paradigm through and including September 30, 2003) on a combined basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

Period                                                EBITDA
------                                                ------
Fiscal Quarter ending
December 31, 2002                                  ($  7,000,000)

Fiscal Quarter ending March
31, 2003                                            $ 20,000,000

Fiscal Quarter ending June
30, 2003                                            $ 20,000,000

Fiscal Quarter ending
September 30,2003                                   $ 10,500,000

Fiscal Quarter ending December 31,
2003                                               ($ 20,000,000)

Fiscal Quarter ending March
31, 2004                                            $ 20,000,000

for each Fiscal Quarter ending
thereafter                                          $ 20,000,000

                  provided, however, that if (i) the Production Fund Closing occurs on or prior to August 22, 2003, or (ii) the Offering Transactions occur before September 30, 2003, the EBITDA for the 12 - month period ending September 30, 2003 shall be no less than ($500,000)."

                  9. Amendment to Disclosure Schedules. The Disclosure Schedules attached to the Credit Agreement are hereby amended and restated in their entirety as of the Amendment Effective Date to read as set forth on Annex I hereto.

                  10. Release of Interactive and Paradigm. As of the Amendment Effective Date, Agent and Lenders agree that Borrower shall be authorized to file UCC-3 termination statements, mortgage satisfactions, releases of liens, discharges, terminations and other release documentation releasing Agent's liens and security interests in all of the assets and property of Interactive and Paradigm (the "Property"). In consideration of valuable consideration receipt of which is hereby acknowledged, Agent and Lenders hereby remise, release and discharge Interactive and Paradigm, and their successors and assigns, and Interactive and Paradigm hereby remise, release and discharge Agent and Lenders, and their successors and assigns, of and from any and all claims, demands, debts, accounts, contracts, obligations, liabilities, actions and causes of action, whether in law or in equity, which either party ever had, now has, or hereafter may have against the other, directly or indirectly arising out of or in any way relating to the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Parent Subordination Agreement (each solely in its capacity as a Credit Party), any tri-party blocked account agreements to which either Interactive or Paradigm is a party, and the other Loan Documents, any amendments thereto, or any transactions between Agent and Lenders and Interactive or Paradigm thereunder. Agent agrees to take all reasonable additional steps requested by Borrower, Interactive or Paradigm as may be necessary to release Agent's security interests in the Property.

                  11. Blocked Accounts. After giving effect to this Amendment, no deposit accounts of Interactive or Paradigm shall be subject to any tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and such tri-party blocked account agreements, including those deposit accounts set forth on Schedule 1 hereto, are hereby terminated and are of no further force or effect.

                  12. Guaranty. Each of parties hereto agrees and acknowledges that on the date hereof, after giving effect to this Amendment, the Guaranty is hereby terminated and is of no further force or effect.

                  13. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants that:

                  (a) The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement") by Borrower and the other Credit Parties: (i) are within their respective organizational powers; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of their respective certificates or articles of incorporation or by-laws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower or any Credit Party is a party or by which Borrower or any Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of Borrower or any Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

                  (b) This Amendment has been duly executed and delivered by or on behalf of each Credit Party.

                  (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (d) No Default or Event of Default has occurred and is continuing both before and after giving effect to this Amendment.

                  (e) No action, claim or proceeding is now pending or, to the knowledge of Borrower and the other Credit Parties, threatened against Borrower or the other Credit Parties, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's or the other Credit Parties' right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) which, if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Borrower and each Credit Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

                  (f) After giving effect to this Amendment, the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof and the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of each such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

                  14.      Ratification of Credit Agreement; Remedies.

                  (a) Except as expressly provided for, and on the terms and conditions set forth, herein, the Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and shall be unmodified. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

                  (b) This Amendment shall constitute a Loan Document. The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

                  15. Outstanding Indebtedness; Waiver of Claims. Each of Borrower and the other Credit Parties hereby acknowledges and agrees that as of December 18, 2003 the aggregate outstanding principal amount of the Revolving Loan is $11,989,463.10 and such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges

Agent, Lenders and each other Indemnified Person from any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees) and disbursements and other costs of investigation or defense, including those incurred upon any appeal of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

                  16. Expenses. Each of Borrower and the other Credit Parties hereby reconfirms its respective obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

                  17. Affirmation of Existing Loan Documents. After giving effect to this Amendment, Borrower (a) confirms and agrees that its obligations under each of the Loan Documents to which it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof, and (b) confirms and agrees that the Liens granted pursuant to the Collateral Documents to which they it is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.

                  18. Effectiveness. This Amendment shall become effective as of December 23, 2003 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to December 23, 2003:

                           (a)      Amendment. Agent shall have received three
         (3) original copies of this Amendment duly executed and delivered by Agent, Requisite Lenders and Borrower and acknowledged and agreed to by each of the Guarantors and Reflections.

                           (b) Payment of Expenses. Borrower shall have paid to Agent all costs and expenses billed and owing in connection with this Amendment and the other Loan Documents and due to Agent (including reasonable legal fees and expenses).

                           (c)      Representations and Warranties. All
         representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

                           (d) Amendment to Intercreditor and Subordination Agreement. Interactive and Paradigm shall have executed and delivered the First Amendment to Intercreditor and Subordination Agreement dated as of the date hereof.

                           (e) Amended and Restated Loan Documents. The Credit Parties shall have executed and delivered the Amended and Restated Security Agreement, the Amended and Restated Pledge Agreement and the Amended and Restated Intellectual Property Security Agreement each dated as of the date hereof.

                           19.      GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY
PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF

OR 3 BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

                           20.      Counterparts. This Amendment may be executed
by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be duly executed and delivered as of the day and year first above written.

                                       ATARI, INC.

                                       By: /s/ David Fremed
                                          --------------------------------------
                                       Name:  David Fremed
                                       Title: Senior Vice President, Finance
                                               Chief Financial Officer

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as Agent and Lender

                                       By: /s/ Christopher Cox
                                          --------------------------------------
                                       Name: Christopher Cox
                                       Its: Duly Authorized Signatory

                       [SIGNATURES CONTINUED ON NEXT PAGE]

The undersigned Credit Party hereby
acknowledges, agrees and consents to the amendment to the Credit Agreement effected by this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

REFLECTIONS INTERACTIVE LIMITED

By:  /s/ Harry M. Rubin
    ------------------------------
Name: Harry M. Rubin
Title: Director

The undersigned hereby acknowledges,
agrees and consents to the amendment to the Credit Agreement effected by this
Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

ATARI INTERACTIVE, INC.

By:  /s/ Lisa S. Rothblum
    ------------------------------
Name:  Lisa S. Rothblum
Title: Secretary

PARADIGM ENTERTAINMENT, INC.

By:  /s/ Lisa S. Rothblum
    ------------------------------
Name:    Lisa S. Rothblum
Title: Secretary